Exhibit 8

THIS AGREEMENT made this 3rd day of July 1968

BETWEEN

               THE GREAT-WEST LIFE ASSURANCE COMPANY, a corporation organized and existing under the laws of Canada, having its principal office in the City of Winnipeg in Canada, hereinafter called "the Company"

                                       and

               THE BANK OF NEW YORK, a corporation organized and existing under the laws of the State of New York in the United States of America, having its principal office in the City of New York in the State of New York, hereinafter called "the Trustee"


WITNESSETH:

WHEREAS the Company, under the laws of Canada, may issue policies in respect of which it is required by the said laws to maintain one or more separate and distinct funds with separate assets for each such fund, which assets shall be available only to meet the liabilities arising under policies in respect of which the fund is maintained;

AND WHEREAS the Company has established such a separate and distinct fund, designated Great-West Variable Annuity Account A;

          AND WHEREAS the Company carries on the business of insurance in certain States of the United States of America;

AND WHEREAS, for the protection of the Company's policyholders in the United States of America, assets of the Company are required by the statutes of certain States to be deposited with a State Officer of one of the States wherein the Company is carrying on business or in trust with corporate trustees in the United States of America;

AND WHEREAS the Company, pursuant to such requirements, desires that all of the assets of the Company which are set aside, separate and distinct, in Great-West Variable Annuity Account A shall be delivered or caused to be delivered by the Company to the Trustee and shall hereafter be held and administered by the Trustee pursuant to the terms of this agreement;

NOW THEREFORE the Company hereby appoints the Trustee to be its lawful trustee upon the terms, trusts and provisions hereinafter set forth.


Article I - In this Agreement the following terms shall have the meanings specified.

The term "Supervisor of Insurance" shall mean the public official of any State of the United States of America charged with the supervision of insurance companies doing business therein.

The term "Variable Account Policy" shall mean any form of contract issued by the Company in the United States of America which, by its terms, entitles the holder or individuals covered thereby to payments or values, or both, which vary depending on the value of the assets of Great-West Variable Annuity Account A, and shall mean a supplementary contract issued pursuant to the terms of or on the maturity of any such contract. To the extent that such a contract issued by the Company includes additional benefits in respect of which the Company's liabilities are not to be met out of such assets, such additional benefits and the Company's liabilities in respect thereof, shall for the purposes of this Agreement be treated as not forming part of such contrast.

The term "Variable Account Policyholder" shall mean the holder of a Variable Account Policy, the individuals covered by a Variable Account Policy and the creditors on the obligations arising out of a Variable Account Policy.

The term "Written Request of the Company" shall mean any communication of the Company signed by such officer or officers of the Company as may from time to time be designated for that purpose by notice delivered to the Trustee. Such notice of designation may be signed by any two of the President, a Vice-President, the Secretary and the Treasurer of the Company.

ARTICLE II - The Trustee shall open and maintain under this Agreement, a separate and distinct account for Great-West Variable Annuity Account A, such separate and distinct account being hereinafter called "Account A." The Company will cause all assets of Great-West Variable Annuity Account A to be delivered or paid to the Trustee. The Trustee, at the Written Request of the Company, to the extent that it may lawfully do so, shall receive for deposit in Account A from the Company, or from any other source, such assets as may be specified in such Request, and the Trustee, on receipt of such assets, shall hold the same in trust in Account A under the terms of this Agreement. All such assets which the Company may cause to be deposited with the Trustee in Account A shall be subject in all respects to all the conditions of this Agreement as fully as if they had been deposited by the Company at the present time and had been mentioned in this Agreement. The Trustee shall not be bound in any way to watch or attend to the fluctuation in value of the deposited assets, or to review the security therefor or the financial position of the issuers thereof.

ARTICLE III - Legal title to assets of the Company which may now or hereafter be deposited with the Trustee under the terms of this Agreement shall vest in the Trustee, and such assets shall be held by the latter in trust in the United States of America to secure and carry out the objects and purposes of this Agreement in the manner and subject to the conditions herein set forth. The assets of Account A so deposited shall be kept separate from all other assets deposited with the Trustee so that they may be identified at all times as belonging solely to Account A.

ARTICLE IV - The Trustee, at the Written Request of the Company and only at such Request, shall

        (1) make payment out of the monies of Account A held hereunder for the purchase of assets designated in such Request, provided always that such assets shall be delivered to the Trustee and held by the Trustee pursuant to the provisions of this agreement;

        (2)    sell any or all of the  assets of Account A in its hands and hold
               the  proceeds   thereof   pursuant  to  the  provisions  of  this
               Agreement;

        (3) transfer, exchange or deliver assets of Account A which are called, redeemed, converted or retired or otherwise become payable and hold the proceeds thereof pursuant to the provisions of this Agreement;

        (4) sell or exercise any subscription rights arising in connection with the assets of Account A and take such action as may be directed in such Request regarding any plans of reorganization, readjustment, recapitalization, merger, consolidation or liquidation of or affecting the issuer of any assets of Account A;'

        (5) otherwise invest the monies of this trust.

The Trustee shall be under no obligation to pay or allow interest on uninvested monies of this trust except at such rates and for such periods as may be agreed upon between the Company and the Trustee from time to time.

ARTICLE V - The Trustee shall be under no obligation to inquire into the legality or the desirability of investing in, retaining, selling, exchanging or taking any other similar type of action with respect to any asset deposited with it hereunder.

ARTICLE VI - The Trustee may receive, transfer to, and hold any assets deposited hereunder in bearer form or in its own name as Trustee, or in the name of its nominee or nominees, or, at the Written Request of the Company, in its own name or in the name of the Company without any words indicating that such assets are being held by the Trustee in a fiduciary capacity, provided that the obligations and responsibilities of neither the Company nor the Trustee shall thereby be affected, and further provided that all such assets shall be held by the Trustee in transferable form or in such form as will permit their being made transferable by the Trustee at any time.

          In order to facilitate transactions in the assets of this trust, the Trustee, upon the Written Request of the Company, may employ or retain, as the agent of the Trustee, such banks or trust companies subject to the Trustee's direct supervision and control as may be designated by the Trustee, to receive and hold assets of this trust for the account of and subject at all times to the order of the Trustee. Any such assets at any time or from time to time so held by any such agent of the Trustee shall be and remain assets of this trust and shall at all times be so shown on the records of the Trustee and shall be subject to all the terms and provisions hereof.

The Trustee shall forward promptly to the Company all notices and reports which it may receive with respect to the assets of Account A.

ARTICLE VII - The Trustee, shall make payments out of Account A to the Company for the payment of

        (a) the amount of taxes, if any, attributable to Great-West Variable Annuity Account A, as specified in Variable Account Policies;

        (b) amounts payable to the Company pursuant to the terms of Variable Account policies, such amounts including without limitation by reason of enumeration, amounts for
                      (i)    administrative expenses,

                      (ii)   mortality and expenses guarantees,

                      (iii)  investment management and advisory services, and

                      (iv)   surrender charges.

        (c ) sums payable to policyholders, annuitants, beneficiaries or others entitled under the terms of Variable Account Policies, such payments including without limitation by reason of enumeration annuity payments, redemption value or cash loans as applicable;

        (d) sums transferable out of Great-West Variable Annuity Account A for the benefit of annuitants, beneficiaries or other pursuant to the terms of Variable Account Policies;

        (e) sums payable to the Company which represent released annuity reserves or other actuarial gains;

        (f) other proper charges against Account A certified as such to the Trustee by any two of the President, a Vice-President, the Secretary and the Treasurer of the Company.

Before making any payment as provided in subsections (a), (b), (c ), (d), (e) or
(f) above, the Trustee shall have first received a Written Request, stating that the payment requested thereby is for one or more of the purposes specified in such subsections.

ARTICLE VIII - All income arising from the assets of Account A held by the Trustee hereunder shall form part of and belong solely to Account A and shall be subject to the trusts herein contained.

The Trustee shall present promptly for payment all coupons and other income items, held by it in Account A, which call for payment upon presentation. The Trustee shall promptly notify the Company of all stock dividends, rights and similar securities issued in connection with assets of Account A, and of the terms of any rights received.

ARTICLE IX - The Trustee, at the Written Request of the Company certifying that the liabilities of the Company under all policies in respect of which Account A is maintained have been paid off or satisfied, or that all such liabilities have been transferred in accordance with the relevant laws of the United States and Canada to another insurance company or companies licensed by one or more of the States of the United States of America in which the Company does business, and upon payment of all costs, charges and expenses due to or incurred in connection with Account A by the Trustee under the terms hereof, shall transfer and deliver to the Company or to such other insurance company or companies, as applicable, their assets of Account A, or such part thereof as may remain in its possession, freed and discharged from the trusts herein contained, and thereupon the Trustee shall be relieved from all further duties, liabilities or trusts in relation thereto provided, however, that before the Trustee shall so transfer such assets as may remain in its possession, freed and discharged from the trusts herein contained, the Trustee shall have received the approval in writing of the Supervisor of Insurance of each State of the United States of America in which the Company has issued a Variable Account Policy, to the release of all or any of the said assets.

ARTICLE X - The Company reserves the right to remove the Trustee at its discretion, and the Trustee expressly agrees and binds itself promptly to transfer, at the Written Request of the Company and after payment of all charges due it under the terms of this Agreement and receipt from the Company of a full discharge and release of all its liabilities thereunder, all the assets deposited with it hereunder, to any other bank or trust company incorporated in or doing a fiduciary business within the United States of America, and designated by the Company as Successor Trustee hereunder, upon receiving from such other bank or trust company a written statement that the assets thus being transferred are to be held by said other bank or trust company as Successor Trustee, upon the trusts herein set forth, and thereafter all responsibility and liability of the present Trustee in connection therewith shall immediately cease, provided, however, that in chase the Company desires to remove the Trustee it will be necessary for it to obtain the approval in writing of the Successor Trustee from the Supervisor of Insurance of the State of Michigan and that the Successor Trustee be a bank having the qualifications prescribed in paragraph 1 of section 26 (a) of the Investment Company Act of 1940 of the United States of America.

In the event that the Trustee shall be dissolved, or shall otherwise become incapable of acting, or in the event that control of the Trustee shall be taken over by any public officer or officers, the Company shall remove the Trustee and designate a Successor Trustee in accordance with and subject to the provisions of this Article.

Any bank or trust company in or into which the Trustee or any Successor Trustee may be merged or converted, or with which it or any Successor Trustee may be consolidated, or any bank or trust company resulting from any merger, conversion or consolidation to which the Trustee or any Successor Trustee shall be a party, or any bank or trust company succeeding to the business or the Trustee or any such Successor Trustee, shall be substituted as Successor Trustee under this Agreement upon the trusts herein set forth without the execution of any instrument or any further act on the part of the Company or any such Successor Trustee provided such bank or trust company shall be a bank having the qualifications prescribed in paragraph 1 of Section 26(a) of the Investment Company Act of 1940 of the United States of America.

ARTICLE XI - The trustee shall have the right to resign its trust hereunder and to relieve itself from all responsibility and liability in connection herewith by transferring all the assets deposited with it hereunder to such other bank or trust company as he Company in such case may designate as Successor Trustee hereunder as in Article X provided, to be held by said bank or trust company upon the trusts herein set forth, provided, however, that should the Trustee resign, the appointing of the Successor Trustee shall be subject to the approval in writing of the Supervisor of Insurance of the State of Michigan, and that the Successor Trustee be a bank having the qualifications prescribed in paragraph 1 of Section 26(a) of the Investment Company Act of 1940 of the United States of America.

ARTICLE XII - The Trustee, in relation to this Agreement, may act upon the opinion or advice of any counsel, attorney or other expert approved by the Trustee, even through employed by or of counsel for the Company, and shall not be responsible for any losses occasioned by so doing, provided it has exercised reasonable care and prudence as to the selection of such persons. The Trustee shall be responsible for any losses caused by any act of neglect, any willful default and any failure to act in good faith by the Trustee itself, its servants and its agents under or subject to its direct supervision or control.

Unless otherwise specifically provided in this Agreement, the Trustee, in acting or refraining from acting hereunder, may accept a Written Request of the Company as conclusive evidence of the facts or matters therein stated, and the Trustee shall be in no wise bound to call for any further evidence, and shall be held harmless by the Company for any loss that may be occasioned in relying upon such Request.

The Trustee hereby agrees that, upon the request of the Company or of the Supervisor of Insurance of any State of the United States of America in which the Company is authorized to carry on business, it will certify and file, as may be directed in such request, a statement listing the assets held hereunder in such form as may be required. Any such statement requested by a Supervisor of Insurance my be prepared by the Company and certified by the Trustee.

The Trustee hereby agrees that access to the assets of Account A shall be permitted only to the duly authorized officers and employees of the Trustee, and also with any duly authorized officers or employees of the Trustee, to an independent public accountant for the purpose of the examination of the assets of Account A. Such assets shall at all times be subject to inspection by the Supervisor of Insurance of the State of Michigan, by the Securities and Exchange Commission, by the Company, or in accordance with applicable State law, by the Supervisor of Insurance of any State of the United States of America in which the Company has issued a Variable Account Policy. Any such inspection shall be made through the duly authorized employees of agents of the Company or of one of the aforenamed government authorities or agencies, whichever requires such inspection, who shall be accompanied by one or more of the duly authorized officers or employees of the Trustee.

ARTICLE XIII - The Company reserves to itself the right at any time hereafter to add to, modify or alter the trusts, conditions and powers hereinbefore declared, imposed or conferred, in such manner as it shall deem fit and as shall be according to law, provided, however, that any such addition, modification or alteration shall not increase the duties or responsibilities of the Trustee without its consent and provided further that the rights of Variable Account Policyholders shall not thereby be impaired, which fact shall be determined by the Supervisor of Insurance of the State of Michigan.

ARTICLE XIV - The Trustee shall be entitled to such compensation for its services as may be agreed upon in writing between the Company and the Trustee from time to time.

The Company agrees to pay to the Trustee all reasonable costs or expenses, including counsel's and attorney's fees, which shall be paid or incurred by the Trustee in the administration of the trusts by this Agreement created, as well as any costs and expenses of the Trustees and its counsel in connection with any action or actions brought against the Trustee as such.

ARTICLE XV - The Trustee hereby accepts the trust above created and declared upon the terms, trusts and provisions above expressed, and signifies its acceptance thereof by joining in the execution of these presents.

ARTICLE XVI - This Agreement may be executed in any number of counterparts, each one of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.


IN WITNESS WHEREOF The Great-West Life Assurance Company has caused its Corporate Seal to be affixed hereto, attested by the hands of its duly authorized officers in that behalf, at the City of Winnipeg in Canada, the 3rd day of July, 1968, and The Bank of New York has caused its Corporate Seal to be affixed hereto, attested by the hands of its duly authorized officers in that behalf, at the City of New York in the State of New York, one of the United States of America, the 8th day of July, 1968.


                                THE GREAT-WEST LIFE ASSURANCE COMPANY



                                President



                                Vice-President and Secretary




                                THE BANK OF NEW YORK






                                ATTEST:
                                Asst. Trust Officer